                                Power of Attorney

I, Thomas C. Davis, of 4318 Abbott Avenue, Dallas, Texas 75205, hereby appoint Jay
Carvell and Alastair Merrick as my recognized representatives and true and lawful attorneys-in-fact to make, execute, sign, acknowledge and file with the
Securities and Exchange Commission (the "SEC") as necessary any documents relating to my service as a Director of WhiteHorse Finance, Inc. and any amendments to such documents.

This is the only power granted by this Power of Attorney.  This Power of
Attorney applies to all future documents filed with the SEC relating to my service a Director of WhiteHorse Finance, Inc. and any amendments thereto.  This
Power of Attorney is revocable by me at any time.  Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this
Power of Attorney may rely upon this Power of Attorney.

Signature: /s/ Thomas C. Davis
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Name:      Thomas C. Davis
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Title:     Director
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Date:      December 4, 2012
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